UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2011

ENTEST BIOMEDICAL, INC.
(Exact Name of Company as Specified in Charter)

Nevada	333-154989	26-3431263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4700 Spring Street, St 203
La Mesa California, 91942
(Address of Principal Executive Offices, Zip Code)

619 702 1404
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On July 19, 2011 Entest BioMedical, Inc. (the “Company”) entered into a Letter of Intent (“LOI”) with Titterington Veterinary Services, Inc. (“Titterington”) regarding the contemplated purchase of all assets owned by Seller and utilized by the Seller in connection with the operation and management of its veterinary business with the exception of any cash accounts (“Business Assets”) for total consideration of $700,000 (“Contemplated Transaction”).

Titterington owns and operates a veterinary practice  in Eugene, Oregon and has represented  to the Company that it has achieved  historical revenues of approximately $900,000 per year.

The LOI also contemplates

(a)
The leasing of the Business Assets to Titterington subsequent to the closing of the Contemplated Transaction in order that the Business Assets may be utilized in the operation of the veterinary business.

(b)
Entering into an agreement with Titterington whereby the Company shall provide agreed upon services to Titterington for which the Company shall be compensated by receiving a mutually agreed upon percentage of the revenues generated by Titterington.

The Company’s current business model involves acquiring veterinary clinics / hospitals to be utilized as potential distribution channels for its immuno-therapeutic cancer vaccine for canines (dogs) which is currently in development. The Company believes that, in addition to serving as distribution channels for the Company’s immuno-therapeutic cancer vaccine for canines, these clinics will be able to generate revenue for the Company from current operations.

Under current law, the State of Oregon generally prohibits the ownership of veterinary practices by anyone other than a licensed veterinarian. The Company believes that entering into agreements such as those contemplated by the LOI with interested veterinary practices in states that prohibit corporations from owning veterinary practices or providing veterinary medical care can

(a)	provide the Company with revenue streams from those markets and
(b)	provide the Company with distribution channels for its products and services within those markets.

The transaction contemplated by the LOI is subject to the execution of one or more definitive agreements upon mutually acceptable terms and conditions. The provisions of the LOI are non-binding on all parties with the exception of provisions regarding (a) deposit of 700,000 common shares of the Company into an escrow account to serve as collateral for the proposed transaction, (b) duties to negotiate in good faith, (c) duty of Titterington to not entertain any offers to purchase its business during the term of this LOI, (d) disclaimer of liabilities and (e) choice of governing law and venue. No assurance can be given as to whether the Contemplated Transaction will occur within the timeframes specified by the LOI nor can any assurance be given the contemplated transaction will occur at all. The LOI is included in this Form 8-K as Exhibit Number 10.1.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

Ex.10.1	Letter of Intent by and between the Company and Titterington Veterinary Services, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEST BIOMEDICAL, INC.

By: /s/ David R. Koos
David R. Koos
Chief Executive Officer
Dated: July 19, 2011